Exhibit 10.1

PURCHASE CONTRACT

(Renaissance at St. Andrews Apartments)

THIS PURCHASE CONTRACT (this “Contract”), is entered into as of the Effective Date (as hereinafter defined) by and among REDUS KENTUCKY, LLC, a Delaware limited liability company (“Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Purchaser”).

Recitals

Seller is the owner in fee simple of the REO Property (as hereinafter defined).

Seller desires to sell and Purchaser desires to purchase, Seller’s interest in the REO Property, subject to all of the terms and conditions of this Contract.

Agreement

For good and valuable consideration, the receipt and sufficiency of which are acknowledged by Seller and Purchaser, and in consideration of the above recitals and the mutual covenants set forth in this Contract, the parties hereto agree as follows:

1.	Incorporation of Recitals; Certain Definitions

Each of the Recitals set forth above are hereby incorporated herein by this reference. Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in Exhibit A attached to this Contract and hereby incorporated herein by this reference.

2.	Sale and Purchase

(a)	Seller agrees to sell, convey, and assign to Purchaser, without recourse and without representation or warranty except as expressly set forth herein, and Purchaser agrees to purchase and accept from Seller, for the Purchase Price (as hereinafter defined) on and subject to the terms and conditions set forth in this Contract, the REO Property.

(b)	It is the intention of the parties hereto that the REO Property shall be sold by Seller and purchased by Purchaser at Closing, pursuant to and in accordance with the terms and provisions of this Contract. Purchaser hereby agrees and acknowledges that it shall have no right hereunder to purchase less than the entire REO Property.

3.	Purchase Price, Independent Contract Consideration, and Earnest Money

(a)	The purchase price (“Purchase Price”) to be paid by Purchaser to Seller for the REO Property is Twelve Million Five Hundred Thousand and 00/100 Dollars ($12,500,000.00).

(b)	The Purchase Price shall be payable in cash or via federal funds wire transfer at the Closing (as hereinafter defined).

(c)	Within five (5) Business Days after the execution and delivery of this Contract by the later party to execute and deliver this Contract, Purchaser shall deliver to Chicago Title Insurance Company, 4041 MacArthur Blvd # 490, Newport Beach, CA 92660 (the “Escrow Agent”), to the attention of Rick Fortunato or another escrow officer selected or approved by Seller and Purchaser, a copy of this Contract and the sum of Two Hundred Thousand and 00/100 Dollars ($200,000) (“Earnest Money”), to be held in escrow pending the Closing or earlier termination of this Contract. Escrow Agent shall deposit the Earnest Money in a segregated, interest bearing account that has no penalty for early withdrawal. Except as otherwise expressly set forth herein, from and after the end of the Review Period (unless Purchaser terminates this Contract as provided in Section 4(b)), the Earnest Money shall be immediately fully earned by Seller, and non-refundable to Purchaser; provided, however, that the entirety of the Earnest Money shall be applied towards payment of the Purchase Price in the event Closing occurs pursuant to and in accordance with the terms hereof. Time is of the essence with respect to Purchaser’s obligation to deposit the Earnest Money.

4.	Documents Delivered to or Obtained by Purchaser; Review Period

(a)	The parties acknowledge and agree that Seller has delivered and Purchaser has received copies of those items listed on Exhibit H attached hereto (collectively the “Due Diligence Materials”) on or prior to the Effective Date. The furnishing of the Due Diligence Materials is without any representation or warranty by Seller with respect thereto, whether express or implied, or with respect to the right of Purchaser to rely on the Due Diligence Materials, some or all of which were prepared by third parties.

(b)

For the period of thirty (30) days following the Effective Date (the “Review Period”), and thereafter through the Closing Date, Purchaser shall have the opportunity to review the Due Diligence Materials, to enter upon the REO Property, and to perform such other reviews, investigations and inquiries as it deems appropriate in order to determine that the REO Property is acceptable to Purchaser in its sole discretion (collectively, the “Due Diligence”); provided, however, Purchaser shall not, without the prior written consent of Seller, in its sole discretion, make any intrusive physical testing (environmental, structural or otherwise) at the REO Property (such as soil borings, water samplings or the like), except for a certain phase I environmental site assessment that may be ordered by the Purchaser at its sole cost and expense. Furthermore, notwithstanding anything in this Contract to the contrary, Purchaser shall not be permitted to perform a phase II environmental site assessment of the REO Property without Seller’s prior written approval, which may be withheld for any reason or no reason. Purchaser shall promptly repair any damage to the REO Property resulting from any physical testing conducted by Purchaser or any of its agents, and replace, refill and regrade any holes made in or excavations of any portion of the REO Property used for such physical testing so that the REO Property shall be in substantially the same condition that existed prior to such physical testing, to the extent permitted by applicable law. Purchaser shall maintain or cause to be maintained, at Purchaser’s expense, a policy of comprehensive general public liability insurance, with a broad form contractual liability endorsement, and with a combined single limit of not less than $1,000,000.00 per occurrence for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $1,000,000.00 per occurrence for bodily injury and property damage, and an excess umbrella liability policy for bodily injury and property damage in the amount of $2,000,000.00 insuring Purchaser and its affiliates, and Seller and its affiliates as additional insured, against any injuries or damages to persons or property that may result from or are related to (i) Purchaser’s and or Purchaser’s representatives entry upon the REO Property; (ii) any physical testing or other activities conducted on the REO Property by Purchaser or Purchaser’s representatives; and/or (iii) any and all other activities undertaken by Purchaser and/or Purchaser’s representatives in connection with the Due Diligence, all of which insurance shall be on an “occurrence form” and with an insurance company qualified and licensed to do business in the State, and deliver a copy of a certificate evidencing the aforementioned insurance to Seller prior to the first entry on the REO Property. Purchaser shall have the right to terminate this Contract in Purchaser’s sole discretion, for any reason or no reason at all, at any time prior to the conclusion of the Review Period upon written notice thereof to Seller, in which event the Earnest Money shall be promptly returned to Purchaser by Escrow Agent and neither party shall have any further liability or obligation hereunder (except for any indemnification and other obligations that may survive any termination hereunder); provided, however, that if Purchaser does not give written notice to Seller prior to the expiration of the Review Period of the termination of this Contract, then all of the following shall apply: (i) Purchaser shall no longer have any right to terminate this Contract (except as otherwise provided herein); (ii) Purchaser shall be bound to proceed to Closing under and subject to the terms hereof; and (iii) Purchaser shall be bound by all of its obligations under this Contract, each of which shall apply without condition or contingency.

(c)	The Due Diligence shall be conducted at Purchaser’s sole cost and expense.

(d)

Purchaser shall, prior to the expiration of the Review Period, notify Seller in writing requesting termination of any or all of the service contracts relating to the operation of the REO Property, each of which are terminable upon thirty (30) days notice by Seller without penalty, that Purchaser does not elect to assume. If Purchaser does not timely give such notice requesting termination of a service contract relating to the operation of the REO Property, Purchaser shall be deemed to have accepted the assumption of and the costs to assume such service contract(s). With respect to each service contract that Purchaser notifies Seller that it will not assume in accordance with the terms of the first sentence hereof, Seller shall utilize commercially reasonable efforts to notify the vendor under such service contract that such service contract shall be terminated effective as of the date of Closing (subject to survival for any period after Closing that the applicable service contract remains in effect after notice of termination is given).

(e)	Purchaser shall defend, indemnify, and hold harmless Seller, the members and affiliates of Seller, and the property manager, if any, of the REO Property from and against all losses, costs, damages, claims, and liabilities (whether arising out of injury or death to persons or damage to any asset or otherwise) including, but not limited to, costs of remediation, restoration and other similar activities, mechanic’s and materialmen’s liens and reasonable attorneys’ fees, resulting from the Due Diligence or the entry by Purchaser or any agent of Purchaser upon the REO Property, unless any of the same are caused by the gross negligence or willful misconduct of Seller, and provided however, that Purchaser shall not be responsible for any losses or expenses resulting from the discovery of adverse information regarding the REO Property (except to the extent such adverse information or condition is exacerbated by Purchaser). The provisions of this Section 4(e) shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Contract, for a period of one (1) year.

5.	Closing

(a)	The closing of the transaction contemplated hereby (the “Closing”) shall occur at a location mutually designated by the parties or via overnight mail delivery on a mutually agreeable date occurring on or before the Outside Closing Date (such earlier selected date or the Outside Closing Date, as applicable, as the same may be extended as set forth below, the “Closing Date”). The “Outside Closing Date” shall be the date which is thirty (30) days following the expiration of the Review Period, subject to extension as set forth below. Purchaser shall have the option to extend the Outside Closing Date for one (1) thirty (30) day period (an “Extension”) by (i) depositing with Seller the sum of Fifty Thousand and No/100 Dollars ($50,000.00) (the “Extension Deposit”) at least two (2) days prior to the initial Outside Closing Date set forth herein, which Extension Deposit shall, except as otherwise expressly set forth herein, immediately be non-refundable to Purchaser unless Seller breaches this Contract or Purchaser proceeds to Closing (in which event the Extension Deposit shall be applied to the Purchase Price), and (ii) providing Seller written notice of Purchaser’s choice to exercise its Extension option simultaneously with the deposit of the Extension Deposit. Time is of the essence with respect to the Closing Date and Purchaser’s deposit of the Extension Deposit, if applicable. Seller acknowledges and agrees that Purchaser may postpone any initially selected Closing Date upon two (2) days prior written notice to Seller, provided, however that no such postponement shall extend the Outside Closing Date unless the notice is given and Extension Deposit is deposited as provided in this Section 5(a).

(b)	At the Closing, all of the following shall occur, all of which shall be deemed concurrent conditions:

(i) Seller shall deliver or cause to be delivered to Purchaser or Escrow Agent all of the following:

(1)	A special warranty deed sufficient to transfer and convey to Purchaser fee title to the REO Property pursuant to the terms and provisions of this Contract, substantially in the form attached hereto as Exhibit C (the “Deed”);

(2)	A bill of sale, substantially in the form attached hereto as Exhibit D;

(3)	An assignment and assumption of Seller’s interest in any and all leases currently in effect with respect to the REO Property (each a “Lease”), substantially in the form attached hereto as Exhibit E (the “Lease Assignment”);

(4)	A general assignment and assumption of Seller’s interest in any and all maintenance, repair and service contracts and all other contracts pursuant to which services or goods are provided to the REO Property, cable or subscription television agreements, security deposits, licenses, permits and intangibles with respect to the REO Property (each a “Permit”), substantially in the form attached hereto as Exhibit F (the “General Assignment”);

(5)	A FIRPTA affidavit of an authorized officer of Seller;

(6)	Tenant notice letters to all tenants under the Leases, dated the as of the Closing Date, substantially in the form attached hereto as Exhibit G (the “Tenant Notices”);

(7)	Evidence reasonably satisfactory to Purchaser that the person executing any documents at the Closing on behalf of Seller has full right, power, and authority to do so;

(8)	A closing statement approved by both parties reflecting the Purchase Price, all prorations, and all Closing costs as required under this Contract; and

(9)	Such other documents as may be reasonably requested by Purchaser or Escrow Agent in connection with Purchaser’s acquisition of the REO Property or the issuance of the New Title Policy, including without limitation all transfer declarations or similar documentation required by law (provided, however, any such other documents shall be consistent with the “as-is”, “where-is” nature of the transaction contemplated by this Contract and shall not result in any material additional liability being incurred by Seller).

(ii) Purchaser shall deliver or cause to be delivered to Seller or Escrow Agent all of the following:

(1)	The Purchase Price in cash or immediately available wire transferred funds less the amount of the Earnest Money, which Purchaser shall cause to be delivered to Seller from the Escrow Agent, along with the balance of the Purchase Price;

(2)	Evidence reasonably satisfactory to Seller that the person executing any documents at the Closing on behalf of Purchaser has full right, power, and authority to do so;

(3)	The Lease Assignment;

(4)	The General Assignment;

(5)	The Tenant Notices;

(6)	A closing statement approved by both parties reflecting the Purchase Price, all prorations, and all Closing costs as required under this Contract; and

(7)	Such other documents as may be reasonably requested by Seller or Escrow Agent in connection with Purchaser’s acquisition of the REO Property or the issuance of the New Title Policy, including without limitation all transfer declarations or similar documentation required by law.

(c)	At the conclusion of Closing, possession of the REO Property shall be delivered to Purchaser subject to the terms and conditions of all existing leases and agreements affecting the REO Property, except as provided in this Contract.

(d)

Notwithstanding anything herein to the contrary, the obligation of Purchaser to consummate the transaction contemplated hereunder shall be contingent upon the following: (1) Seller’s representations contained herein shall be true and correct in all material respects as of the Closing Date (or, in the event any such representations are no longer true, the applicable changes in circumstances occurring prior to the Closing Date which cause such representations to be untrue do not, taken in the aggregate, have a material adverse effect on the value or marketability of the REO Property); and (2) there shall exist no pending, or threatened (in writing) action, suit or proceeding with respect to Seller or the REO Property before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Contract or the consummation of the transactions contemplated hereby or that would otherwise materially and adversely affect Seller’s ability to perform its obligations under this Contract. Notwithstanding the foregoing, Purchaser acknowledges that neither the Consent Order (as hereinafter defined) nor any other matter of which Purchaser has actual knowledge of as the Effective Date shall constitute the basis for a termination under this Section 5(d).

6.	Termination, Default, and Remedies

(a)	If Purchaser fails to consummate the purchase of the REO Property, or any portion thereof, pursuant to this Contract at the Closing, Seller’s sole and exclusive remedy shall be to retain the Earnest Money, as full, fixed and liquidated damages, not as a penalty, the parties hereby acknowledging the difficulty of ascertaining Seller’s damages in such a circumstance and agreeing that this remedy represents a reasonable and mutual attempt by Seller and Purchaser to anticipate the consequence to Seller of such breach by Purchaser, whereupon this Contract shall terminate. Thereafter, unless Purchaser has breached or was in default of this Contract prior to such termination for other than a breach for failure to consummate the purchase of the REO Property, or any portion thereof (in which event the terms of the last sentence of this Section 6(a) shall apply), Purchaser and Seller shall be relieved of further liability hereunder, at law or in equity, it being the agreement of the parties that Purchaser shall have no other liability or obligation for default hereunder, except for such indemnification and other obligations as may, under the terms hereof, survive termination of this Contract. In the event of any breach or default by Purchaser other than for Purchaser’s failure to consummate the purchase of the REO Property, or any portion thereof, pursuant to this Contract at Closing, which breach or default remains uncured for ten (10) days after receipt of written notice of such breach from Seller, Seller shall (x) if such breach or default occurs prior to Closing, retain the Earnest Money and terminate this Contract (except for such indemnification and other obligations as may, under the terms hereof, survive termination of this Contract), and (y) if such breach or default occurs after Closing, shall have all other rights and remedies provided hereunder at law or in equity as a result of any such breach or default by Purchaser under this Contract.

(b)

If Seller (x) fails to consummate the sale of the REO Property, or any portion thereof, pursuant to this Contract at the Closing or (y) fails to perform any of Seller’s other obligations under this Contract either prior to or at the Closing and such failure under this subsection (y) remains uncured for ten (10) days after receipt of written notice of such default from Purchaser, in either event for any reason other than (i) the termination of this Contract, or (ii) Purchaser’s failure to perform Purchaser’s obligations under this Contract, on or prior to the Closing Date, then Purchaser shall have the right, as its sole and exclusive remedy, to either (A) terminate this Contract by giving written notice of the termination to Seller prior to or at the Closing, whereupon the Escrow Agent shall deliver the Earnest Money to Purchaser, free of any claims by Seller, as full, fixed and liquidated damages, not as a penalty, plus, in the event such failure is in bad faith and intentional, up to $75,000.00 for actual out-of-pocket costs and expenses (as evidenced by paid receipts and invoices) incurred by Purchaser in connection with this Contract, whereupon this Contract shall terminate, the parties hereby acknowledging the difficulty of ascertaining Purchaser’s damages in such a circumstance and agreeing that this remedy represents a reasonable and mutual attempt by Seller and Purchaser to anticipate the consequence to Purchaser of Seller’s breach; or (B) pursue an action for specific performance of this Contract against Seller to consummate the sale of this REO Property pursuant to this Contract; provided, however, that Purchaser shall not be entitled to pursue any action for specific performance in the event that either of the following is applicable: (x) Seller is subject to an order or regulation of any governmental or regulatory authority having jurisdiction over Seller or any affiliate thereof that prevents such performance, or (y) such performance would result in the levy of a fine, imposition of any reserve requirement or any other action that has a material adverse effect (apart from the act of specific performance) on Seller or any affiliate by any such governmental or regulatory authority. Purchaser shall be deemed to waive any right to specific performance pursuant to clause (B) above in this Section 6(b) unless Purchaser commences any such action for specific performance within ninety (90) days following the Outside Closing Date. Thereafter, Purchaser and Seller shall be relieved of further liability hereunder (except to the extent indemnification and other obligations of Purchaser and Seller survive termination), at law or in equity, it being the agreement of the parties that Seller shall have no liability or obligation for default hereunder except to the extent of the amounts set forth herein, and in no event shall Seller’s liability or responsibility for any failure, breach or default hereunder exceed the total amounts set forth herein, and in no event shall Purchaser be entitled to any other equitable remedies except as set forth herein. Notwithstanding anything to the contrary set forth herein, in the event remedy option (B) above is not an available remedy to Purchaser, Purchaser shall be deemed to have selected remedy option (A) set forth above as Purchaser’s sole remedy and Seller shall also reimburse Purchaser up to $75,000.00 for actual out-of-pocket costs and expenses (as evidenced by paid receipts and invoices) incurred by Purchaser in connection with this Contract.

(c)	If either Seller or Purchaser becomes entitled to the Earnest Money upon termination of this Contract in accordance with its terms, Purchaser and Seller covenant and agree to deliver a letter of instruction to the Escrow Agent directing disbursement of the Earnest Money to the party entitled thereto. If either party fails or refuses to sign or deliver such instruction letter when the other party is entitled to disbursement of the Earnest Money such party shall pay, upon the final order of a court with appropriate jurisdiction, all reasonable attorneys’ fees and expenses (including, without limitation, court costs and fees and expenses of expert witnesses and other professionals) incurred by the party so entitled to the Earnest Money in connection with the recovery of the Earnest Money. This obligation shall survive termination of this Contract.

7.	Seller’s Covenants, Agreements, Representations, and Warranties

(a)	Seller represents and warrants to Purchaser that:

(i) Seller has full power and authority and has taken all action necessary to authorize it to enter into and perform its obligations under this Contract and all other documents or instruments contemplated hereby. This Contract has been duly authorized, executed and delivered by Seller. This Contract constitutes the legal, valid and binding obligation of Seller, and is enforceable in accordance with its terms. The execution, delivery and performance of this Contract by Seller does not conflict with the organizational documents of Seller, or, to Seller’s knowledge, with any law, statute or regulation applicable to Seller or any mortgage, indenture or other contract or agreement to which Seller is a party. No litigation has been served upon Seller, nor to the best of the Seller’s knowledge has been filed or threatened in writing against Seller that would have a material adverse effect on the transactions contemplated by this Contract.

(ii) The individual or individuals executing this Contract and any and all documents contemplated hereby on behalf of Seller has or have the legal power, right, and actual authority to bind Seller to the terms and conditions contained in this Contract and in such documents. To Seller’s knowledge, Seller has all consents and approvals as may be necessary or required to permit Seller to perform its obligations under this Contract.

(iii) To Seller’s knowledge, there are no written notices of uncured violations of laws in Seller’s possession or control that Seller has failed to provide (or make available at the REO Property) to Purchaser. To Seller’s knowledge, as of the date set forth thereon, (1) the rent roll attached hereto as Exhibit I (“Rent Roll”) lists all existing residential leases related to the REO Property, and (2) the information set forth on the Rent Roll with respect to rent, deposits, delinquencies and credits is true and correct, except for such inaccuracies which are not material when taken in the aggregate.

(iv) To Seller’s knowledge, there is no legal or administrative action or proceeding currently pending to (a) contest or appeal the amount of real property taxes or assessments levied against the Real Property or any part thereof or the assessed value of the Real Property or any part thereof for real property tax purposes, or (b) modify the existing zoning of the REO Property.

(v) Seller is not any of the following: (i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (herein called the “Executive Order”); (ii) a person or entity directly (or, to Seller’s knowledge, indirectly) owned or controlled by, or directly (or, to Seller’s knowledge, indirectly,) acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity that is named as a “specifically designated national” or “blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control (herein called “OFAC”) at its official website, http://www.treas.gov/offices/enforcement/ofac; (iv) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC, or (v) to Seller’s knowledge, a person or entity that is affiliated with any person or entity identified in the foregoing clauses (i), (ii), (iii), or (iv).

(vi) Consistent with Section 12 below, Seller has not dealt with any broker, investment banker, agent or other person, except the Broker (as defined herein), who may be entitled to any commission or compensation in connection with the sale of the REO Property or any portion thereof.

(b)	Seller covenants with Purchaser as follows:

(i) From the Effective Date until Closing, Seller shall (1) promptly notify Purchaser in writing of any litigation, arbitration, condemnation or administrative hearing before any court or governmental agency concerning Seller or the REO Property which is instituted after the date hereof if actual notice or actual knowledge is received by Seller’s Representative concerning same; (2) promptly after Seller’s Representative receives any written notice notifying Seller or after Seller’s Representative has actual knowledge that any release of hazardous substances has occurred in, on or under the REO Property (or any nearby real property which is reasonably likely to migrate to the Land) or that there is a violation of any environmental laws at the REO Property, give Purchaser a copy of such written notice received by Seller’s Representative (or information pertaining to such release, if based upon Seller’s actual knowledge rather than written notice); (3) keep in force the insurance coverages procured by Seller at levels currently in place for the REO Property; (4) continue to operate and maintain the REO Property in a manner substantially consistent with Seller’s current practices (including, without limitation, maintenance of substantially the same advertising and marketing programs for the REO Property in effect as of the date of this Contract); (5) refrain from entering into or materially amending any contracts, or other agreements (excluding Leases) regarding the REO Property (other than entering into contracts in the ordinary and usual course of business and which are cancelable by the owner of the REO Property without penalty within thirty (30) days after giving notice thereof); (6) promptly provide to Purchaser copies of all written notices received by Seller’s Representative asserting any violation of laws, statutes, rules, regulations or ordinances applicable to the REO Property; and (7) refrain from offering the REO Property for sale or marketing the same for sale; and

(ii) On the Effective Date, Seller shall instruct Seller’s property manager to provide any of the items described in subsection (i) hereof to Seller’s Representative promptly upon receipt thereof; and

(iii) Except as may be required by law or agreed to by Purchaser (such agreement not to be unreasonably withheld as to non-monetary easements and encumbrances), Seller agrees that from the Effective Date until Closing, Seller shall not consent to or enter into any easements, mortgages or other encumbrances upon the REO Property (provided, however, Seller or its property manager may enter into Leases in the ordinary course of business in operating the REO Property).

(c)	Each of the representations, warranties and covenants made by Seller in this Section 7 hereof shall not merge into the Deed or other closing documents but shall survive Closing for a period of one hundred eighty (180) days thereafter. On the date that is exactly one hundred eighty (180) days after Closing, all such representations, warranties and covenants of Seller, including without limitation those in this Contract, shall terminate and expire and shall thereafter be of no further force or effect. If Purchaser fails to provide written notice to Seller of a breach or default with respect to any of such representations, warranties and covenants of Seller within one hundred eighty (180) days after Closing, any and all remedies of Purchaser with respect to any such breach or default on the part of Seller under any such representations, warranties or covenants, shall expire, and thereafter Purchaser shall have no other remedy or recourse against Seller whatsoever.

(d)	For purposes of this Contract and any document delivered at Closing, all references to Seller’s knowledge, including, without limitation, whenever the phrase “to Seller’s actual knowledge,” or the “knowledge” of Seller or words of similar import are used, they shall be deemed to refer to facts within the actual, personal knowledge of Seller’s Representative only, and no others, only at the times indicated, without investigation or inquiry, or obligation to make investigation or inquiry, and in no event shall the same include any knowledge imputed to Seller by any other person or entity.

(e)	Each of the representations, warranties and covenants made by Seller herein, including, without limitation, in this Section 7 hereof, is made subject to, and shall be deemed to be modified by, any information to the contrary set forth or referenced in any of the Due Diligence Materials. Purchaser shall be deemed to have knowledge of all information and circumstances set forth, described or otherwise referenced in any of the Due Diligence Materials. In no event shall Seller be deemed to be in breach of any representation, warranty or covenant made by Seller herein, including, without limitation, in this Section 7 hereof, on account of any information or circumstance of which Purchaser has actual knowledge on or prior to the Closing Date.

8.	Purchaser’s Covenants, Agreements, Representations, and Warranties

(a)	Purchaser hereby makes the following representations, warranties and agreements which shall have been deemed to have been made as of the Closing Date:

(i) Purchaser is acquiring the REO Property for its own account only and not for any other Person other than an affiliate of Purchaser to whom Purchaser may assign this Contract in accordance with Section 16.

(ii) Purchaser represents that it is a knowledgeable, experienced and sophisticated Purchaser of real estate. Purchaser acknowledges that all information obtained by Purchaser has been and will be obtained from a variety of sources and Seller will not be deemed to have represented or warranted the completeness, truth or accuracy of any of the Due Diligence Materials or other such information heretofore or hereafter furnished to Purchaser, except as expressly set forth herein. Upon Closing, Purchaser will assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Purchaser’s inspections and investigations.

(iii) Consistent with Section 12 below, Purchaser has not dealt with any broker, investment banker, agent or other person, except the Broker (as defined herein), who may be entitled to any commission or compensation in connection with the sale of the REO Property or any portion thereof.

(iv) Purchaser acknowledges and agrees that, except as expressly set forth in this Contract, the REO Property is being sold on an “as is” “where is” and “with all faults” basis on the terms and conditions herein set forth. The Purchase Price reflects the “as is, where is” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the REO Property. PURCHASER, WITH PURCHASER’S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS CONTRACT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. PURCHASER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS CONTRACT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE REO PROPERTY TO PURCHASER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS AND ACKNOWLEDGMENTS SET FORTH IN THIS CONTRACT.

(v) Purchaser expressly agrees and acknowledges that Purchaser’s obligations hereunder are not in any way conditional upon, or qualified by, Purchaser’s ability to obtain financing of any type or nature whatsoever (i.e., whether by way of debt, financing or equity investment or otherwise) to consummate the transactions contemplated hereby.

(vi) Purchaser represents that it has full power and authority and has taken all action necessary to authorize it to enter into and perform its obligations under this Contract and all other documents or instruments contemplated hereby. Purchaser represents and warrants that this Contract has been duly authorized, executed and delivered by Purchaser. This Contract constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms. Purchaser represents and warrants that the execution, delivery and performance of this Contract by Purchaser does not conflict with the organizational documents of Purchaser, or with any law, statute or regulation applicable to Purchaser, or any mortgage, indenture or other contract or agreement to which Purchaser is a party. Purchaser represents and warrants that no litigation has been served upon Purchaser, nor to the best of the Purchaser’s knowledge has been filed or threatened in writing against Purchaser that would have a material adverse effect on the transactions contemplated by this Contract.

(vii) Purchaser shall not institute any enforcement or legal action or proceeding in the name of Seller. Subject to the exceptions set forth in Section 30 below, Purchaser shall not, except where circumstances reasonably require revealing the purchase of the REO Property from Seller, (1) make reference to Seller or Wells Fargo Bank, N.A. in any correspondence to or discussion with any sale, rental or other disposition of the REO Property, or (2) use Seller’s or Wells Fargo Bank, N.A.’s name, or any name derived therefrom or confusingly similar therewith in connection with Purchaser’s management of the REO Property. Purchaser agrees and acknowledges that there may be no adequate remedy at law for a violation of the terms of this Section, and Seller shall have the right to seek the entry of an order by a court of competent jurisdiction enjoining any violation hereof.

(b)	Survival of Representations, Warranties and Covenants of Purchaser

Each of the representations, warranties and covenants made by Purchaser in this Contract shall not merge into any Deed or other closing documents but shall survive Closing for a period of one (1) year thereafter. On the date that is exactly one (1) year after Closing, all such representations, warranties and covenants of Purchaser, including without limitation those in this Contract, shall terminate and expire and shall thereafter be of no further force or effect. If Seller fails to provide written notice to Purchaser of a breach or default with respect to any of such representations, warranties and covenants of Purchaser within one (1) year after Closing, any and all remedies of Seller with respect to any such breach or default on the part of Purchaser under any such representations, warranties or covenants, shall expire, and thereafter Seller shall have no other remedy or recourse against Purchaser whatsoever.

9.	No Recording or Filing

Neither this Contract nor a memorandum thereof shall be filed or recorded by Seller or Purchaser.

10.	Post-Closing Duties / Obligations

From and after Closing, Purchaser hereby assumes and shall undertake, comply with and discharge all duties and obligations of Seller under any applicable law, statute, ordinance, order finding, decree, rule or regulation, with respect to the REO Property. This Section 10 and all other Sections that contain or relate to obligations to be performed or satisfied post-Closing on the part of either Seller or Purchaser shall survive Closing.

11.	Title

(a)	Title Objections. Within three (3) calendar days following the Effective Date, Purchaser shall obtain an abstract of title issued by the Title Company, setting forth the status of title to the REO Property and showing all encumbrances and other matters affecting the REO Property (the “Commitment”); provided, however, in no event shall Seller be obligated to pay any premium for a new owner’s policy, the cost of obtaining the Commitment, or any other costs related to title insurance. Within two (2) Business Days following the receipt by Purchaser of the Commitment, Purchaser shall notify Seller in writing as to Purchaser’s disapproval of any of the title exceptions set forth in such Commitment. Seller shall have two (2) Business Days thereafter (“Seller Response Period”) to elect whether or not to remove said exceptions at Seller’s expense at or prior to the Closing; provided, however that Seller shall have no obligation to cure title objections except (i) financing liens of an ascertainable amount created by, under or through Seller, which liens Seller shall cause to be released at or prior to Closing (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), and (ii) exceptions or encumbrances to title which are voluntarily created by, under or through Seller after the date hereof without, to the extent such consent is required under Section 7(b)(ii) hereof, Purchaser’s consent (collectively “Mandatory Items”). In the event Seller does not give written notice to Purchaser and Escrow Agent within the Seller Response Period that Seller will remove such disapproved exception(s) at or prior to the Closing, then Purchaser may, by delivery of written notice to Seller and Escrow Agent within two (2) Business Days following expiration of the Seller Response Period, elect to (i) terminate this Contract, in which case Purchaser shall be entitled to a return of the Earnest Money, or (ii) approve the previously disapproved title exceptions reflected in the Commitment (in which case such exceptions shall become Permitted Exceptions) without any reduction in the Purchase Price and waive Purchaser’s right of cancellation. In the event Seller gives written notice to Purchaser and Escrow Agent within the Seller Response Period that Seller will remove such disapproved exception(s) at or prior to the Closing, and then fails to do so, or fails to remove any Mandatory Items, then Purchaser may, as its only option, elect to either: (y) waive such objection(s) and consummate the transaction contemplated by this Contract without adjustment to the Purchase Price; or (z) terminate this Contract, in which event the Earnest Money and all interest earned thereon shall be returned to Purchaser, Seller shall pay to Purchaser an amount equal to Purchaser’s actual, third-party costs (as evidenced by paid receipts and invoices) incurred from and after the date on which Seller agreed to cure such objections (but in no event to exceed $75,000.00, and neither party shall have any further obligations to the other party except for the obligations which expressly survive termination. In the event Purchaser fails to give timely written notice of its election to terminate this Contract following expiration of the Seller Response Period, Purchaser shall be deemed to have expressly approved the Commitment and shall take title to the Property at Closing subject to all Permitted Exceptions.

(b)	Title Insurance. Purchaser shall be entitled to request that, at Closing, with respect to the REO Property, from the Title Company (i) a 2006 ALTA owner’s form title policy (the “New Title Policy”), in the amount of the Purchase Price, insuring that fee simple title to the REO Property is vested in Purchaser subject only to the Permitted Exceptions, and (ii) such endorsements (or amendments) to such New Title Policy as Purchaser may reasonably require; provided that, if, for any reason, the Title Company declines to so issue the New Title Policy at Closing, Purchaser shall be entitled to request that another title company, selected by Purchaser, issue to Purchaser, at Closing, a New Title Policy; provided further that (a) the New Title Policy and any endorsements thereto shall be at no cost to, and shall impose no additional liability on, Seller, (b) Purchaser’s obligations under this Contract shall not be conditioned upon Purchaser’s ability to obtain the New Title Policy or any endorsements to the New Title Policy and, if Purchaser is unable to obtain a New Title Policy and/or any such endorsements, Purchaser shall nevertheless be obligated to proceed to close the transactions contemplated by this Contract without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Purchaser’s aforementioned request.

(c)	Transfer of Title. At the Closing, Seller shall convey fee title to the REO Property by providing the Deed to Purchaser, subject only to the Permitted Exceptions.

12.	Brokerage Commissions

Seller and Purchaser acknowledge and represent that Hendricks and Partners (the “Broker”) has acted as listing agent and Seller’s broker concerning the REO Property and is the only broker that either Purchaser or Seller has dealt with concerning the REO Property and this Contract. Seller shall be responsible for payment to Broker of all compensation due Broker, if and when Closing occurs, pursuant to a separate agreement between Seller and Broker. Should any other claim for commission be asserted or established, the party in breach of its representation in this Section hereby expressly agrees to hold the other harmless with respect to all costs relating thereto (including reasonable attorneys’ fees) to the extent that the breaching party is shown to have been responsible for the creation of such claim. Anything to the contrary in this Contract notwithstanding, such agreement of each party to hold the other harmless shall survive the Closing and any termination of this Contract.

13.	Disclaimers

PURCHASER ACKNOWLEDGES TO AND AGREES WITH SELLER THAT PURCHASER IS PURCHASING THE REO PROPERTY IN AN “AS IS” CONDITION “WITH ALL FAULTS” AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTEES, EITHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER OTHER THAN THOSE EXPRESSLY STATED IN THIS CONTRACT.

PURCHASER ACKNOWLEDGES THAT PURCHASER HAS NOT RELIED, AND IS NOT RELYING, UPON ANY INFORMATION, DOCUMENT, SALES BROCHURES

OR OTHER LITERATURE, MAPS, SKETCHES, DRAWINGS, PLANS, PROJECTION, PROFORMA, STATEMENT, REPRESENTATION, GUARANTEE OR WARRANTY (WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, MATERIAL OR IMMATERIAL) THAT MAY HAVE BEEN GIVEN BY OR MADE BY OR ON BEHALF OF SELLER OTHER THAN THOSE EXPRESSLY STATED IN THIS CONTRACT.

PURCHASER HEREBY ACKNOWLEDGES THAT IT SHALL NOT BE ENTITLED TO, AND SHALL NOT, RELY ON SELLER, ITS AGENTS, EMPLOYEES OR REPRESENTATIVES, AND SELLER HEREBY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, EITHER UNDER COMMON LAW, BY STATUTE, OR OTHERWISE, AS TO (I) THE QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF THE REO PROPERTY INCLUDING, BUT NOT LIMITED TO, ANY STRUCTURAL ELEMENTS, FOUNDATION, ACCESS, LANDSCAPING, SEWAGE OR UTILITY SYSTEMS AT THE REO PROPERTY, IF ANY; (II) THE QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF SOILS AND GROUND WATER OR THE EXISTENCE OF GROUND WATER AT THE REO PROPERTY; (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY OR PHYSICAL CONDITION OF ANY UTILITIES SERVING THE REO PROPERTY; (IV) THE DEVELOPMENT POTENTIAL OF THE REO PROPERTY, ITS VALUE, ITS PROFITABILITY, ITS HABITABILITY, MERCHANTABILITY OR FITNESS, SUITABILITY OR ADEQUACY OF THE REO PROPERTY FOR ANY PARTICULAR PURPOSE; (V) THE ZONING OR OTHER LEGAL STATUS OF THE REO PROPERTY; (VI) THE COMPLIANCE OF THE REO PROPERTY OR ITS OPERATIONS WITH ANY APPLICABLE CODE, STATUTE, LAW, ORDINANCE, RULE, REGULATION, COVENANT, PERMIT, AUTHORIZATION, STANDARD, CONDITION OR RESTRICTION OF ANY GOVERNMENTAL OR REGULATORY AUTHORITY; (VII) THE QUALITY OF ANY LABOR OR MATERIALS RELATING IN ANY WAY TO THE REO PROPERTY; OR (VIII) THE SQUARE FOOTAGE OR ACREAGE OF THE REO PROPERTY.

PURCHASER ACKNOWLEDGES THAT BY THE END OF THE REVIEW PERIOD, PURCHASER WILL HAVE HAD AN ADEQUATE OPPORTUNITY TO MAKE SUCH LEGAL, FACTUAL AND OTHER INQUIRIES AND INVESTIGATIONS AS PURCHASER DEEMS NECESSARY, DESIRABLE OR APPROPRIATE WITH RESPECT TO THE REO PROPERTY. SUCH INQUIRIES AND INVESTIGATIONS OF PURCHASER SHALL BE DEEMED TO INCLUDE AN ENVIRONMENTAL AUDIT OF THE REO PROPERTY, AN INSPECTION OF THE PHYSICAL COMPONENTS AND GENERAL CONDITION OF ALL PORTIONS OF THE REO PROPERTY, SUCH STATE OF FACTS AS AN ACCURATE SURVEY AND INSPECTION WOULD SHOW, THE PRESENT AND FUTURE ZONING AND LAND USE ORDINANCES, RESOLUTIONS AND REGULATIONS OF THE CITY, COUNTY AND STATE WHERE THE REO PROPERTY IS LOCATED AND THE VALUE AND MARKETABILITY OF THE REO PROPERTY.

PURCHASER ACKNOWLEDGES THAT THERE HAVE BEEN NO REPRESENTATIONS OR AGREEMENTS REGARDING SELLER’S OBLIGATION TO PROVIDE OR COMPLETE ROADS, SEWER, WATER, ELECTRIC OR OTHER UTILITY SERVICES, ANY DEVELOPMENT OR CONSTRUCTION ACTIVITY, OR ANY OTHER IMPROVEMENTS TO THE REO PROPERTY MADE BY SELLER OR RELIED UPON BY PURCHASER WHATSOEVER.

PURCHASER ACKNOWLEDGES THAT SELLER HAS INFORMED PURCHASER THAT SELLER HOLDS TITLE TO THE REO PROPERTY, THROUGH FORECLOSURE OR OTHERWISE, PRIMARILY TO PROTECT ITS SECURITY INTEREST WITHIN THE MEANING OF THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT (“CERCLA”), 42 U.S.C. § 9601 ET SEQ. AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

WITHOUT IN ANY WAY LIMITING THE GENERALITY OF THE PRECEDING, PURCHASER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT IT HEREBY WAIVES, RELEASES AND DISCHARGES ANY CLAIM IT HAS, MIGHT HAVE HAD OR MAY HAVE IN THE FUTURE AGAINST THE SELLER WITH RESPECT TO COSTS, DAMAGES, OBLIGATIONS, PENALTIES, CAUSES OF ACTION AND OTHER LIABILITIES (WHETHER ACCRUED, CONTINGENT, ARISING BEFORE OR AFTER THIS CONTRACT, OR OTHERWISE) ARISING AS A RESULT OF (I) THE CONDITION OF THE REO PROPERTY, EITHER PATENT OR LATENT, (II) ITS ABILITY OR INABILITY TO OBTAIN OR MAINTAIN BUILDING PERMITS, EITHER TEMPORARY OR FINAL CERTIFICATES OF OCCUPANCY OR OTHER LICENSES FOR THE USE OR OPERATION OF THE REO PROPERTY, AND/OR CERTIFICATES OF COMPLIANCE FOR THE REO PROPERTY, (III) THE ACTUAL OR POTENTIAL INCOME OR PROFITS TO BE DERIVED FROM THE REO PROPERTY, (IV) THE REAL ESTATE TAXES OR ASSESSMENTS NOW OR HEREAFTER PAYABLE THEREON, (V) THE PAST, PRESENT OR FUTURE CONDITION OR COMPLIANCE OF THE REO PROPERTY, OR COMPLIANCE OF PAST OWNERS AND OPERATORS OF THE REO PROPERTY, IN REGARD TO ANY PAST, PRESENT AND FUTURE FEDERAL, STATE AND LOCAL ENVIRONMENTAL PROTECTION, POLLUTION CONTROL, POLLUTION CLEANUP, AND CORRECTIVE ACTION LAWS, RULES, REGULATIONS, ORDERS, AND REQUIREMENTS (INCLUDING WITHOUT LIMITATION CERCLA, RCRA, AND OTHERS PERTAINING TO THE USE, HANDLING, GENERATION, TREATMENT, STORAGE, RELEASE, DISPOSAL, REMOVAL, REMEDIATION OR RESPONSE TO, OR NOTIFICATION OF GOVERNMENTAL ENTITIES CONCERNING, TOXIC, HAZARDOUS, OR OTHERWISE REGULATED WASTES, SUBSTANCES, CHEMICALS, POLLUTANTS OR CONTAMINANTS), OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, (VI) THE PRESENCE ON, IN, UNDER OR NEAR THE REO PROPERTY OF (INCLUDING WITHOUT LIMITATION ANY RESULTANT OBLIGATION UNDER CERCLA, THE RESOURCE CONSERVATION AND RECOVERY ACT (“RCRA”), 42 U.S.C. § 6973 et seq., ANY STATE STATUTE OR REGULATION, OR OTHERWISE, TO

REMOVE, REMEDIATE OR RESPOND TO) ASBESTOS CONTAINING MATERIAL, RADON, UREA FORMALDEHYDE OR ANY OTHER TOXIC, HAZARDOUS OR OTHERWISE REGULATED WASTE, SUBSTANCE, CHEMICAL, POLLUTANT OR CONTAMINANT, AND (VII) ANY OTHER STATE OF FACTS WHICH EXIST WITH RESPECT TO THE REO PROPERTY.

PURCHASER ACKNOWLEDGES AND AGREES THAT THE TERMS AND CONDITIONS OF THIS SECTION SHALL EXPRESSLY SURVIVE THE TERMINATION OF THIS CONTRACT AND/OR OF THE RECORDATION THE DEED FOR THE REO PROPERTY.

14.	Notices

Any notice pursuant to this Contract shall be given in writing by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Contract shall be as follows:

If to Purchaser:	STEADFAST ASSET HOLDINGS, INC.
18100 Von Karman, Suite 500
Irvine, California 92612
Attn: Ana Marie del Rio, Esq.

with a copy to:	Katten Muchin Rosenman LLP
2900 K Street NW, North Tower - Suite 200
Washington, DC 20007-5118
Attn: Virginia Davis, Esq

If to Seller:	REDUS KENTUCKY, LLC
c/o Wells Fargo Bank, N.A.
301 S. College Street D1053-04B
Charlotte, NC 28202
Attention: Michael Wilson

with a copy to:	WELLS FARGO BANK, N.A.
301 S. College Street D1053-300
Charlotte, NC 28202
Attention: Deborah Snyder

and, with a copy to:	K&L GATES, LLP
214 North Tryon St., 47th Floor
Charlotte, NC 28202
Attention: Derek Wisniewski

15.	Modifications

This Contract cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

16.	Assigns

This Contract shall inure to the benefit of and be binding on the parties and their respective representatives, successors, and assigns. Purchaser may not assign its rights or obligations under this Contract to any party without the prior written consent of Seller, which consent may be withheld in Seller’s sole discretion. Notwithstanding the foregoing, Purchaser shall have the right, without Seller’s consent, to assign its rights in this Contract to any entity that is, directly or indirectly, controlled by or under common control with Purchaser, provided that at least three (3) days prior to the Closing Date, (i) Purchaser delivers written notice of such assignment to Seller, and (ii) Purchaser and such entity execute and deliver to Seller a document by which Purchaser assigns, and such new entity assumes, all of the duties and obligations of Purchaser under this Contract. No assignment by Purchaser shall be deemed to relieve Purchaser of any of its obligations hereunder. If Purchaser consists of more than one person or entity, each will be jointly and severally liable to perform the obligations of Purchaser hereunder and all representations, warranties, covenants and agreements made by Purchaser hereunder shall be joint and several.

17.	Effective Date

The date on which this Contract is executed by the last to sign of the Seller and Purchaser shall be the “Effective Date” of this Contract.

18.	Time of the Essence

Time is of the essence in the execution and performance of this Contract and of each of its provisions.

19.	Entire Agreement

This Contract, including the Exhibits, any confidentiality agreement executed by Purchaser and Seller as contemplated by Section 30 of this Contract, if any, and any intercreditor agreements, escrow agreements, security agreements or other similar agreements entered into by Seller and Purchaser in connection with and as contemplated by this Contract, if any, contain the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior agreements and understandings between the parties pertaining to such subject matter.

20.	Further Assurances

Each party agrees that it will without further consideration execute and deliver such other documents, and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Contract. Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the REO Property. If Seller agrees to cooperate or provide assistance with respect to any litigation or other disputes subsequent to the Closing at Purchaser’s written request with respect to the REO Property (other than disputes between Purchaser and Seller), then Purchaser shall, upon demand, reimburse Seller for any reasonable costs, fees, expenses (including attorneys’ fees and expenses) and other amounts that Seller reasonably incurs in connection with providing such cooperation and assistance.

21.	Counterparts

This Contract may be executed in several counterparts, and all such executed counterparts shall constitute the same agreement. Executed copies of this Contract may be delivered between the parties via e-mail.

22.	Severability

If any provision of this Contract is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Contract shall nonetheless remain in full force and effect.

23.	Applicable Law/Venue; Waiver of Jury Trial

THIS CONTRACT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATE. PURCHASER AND SELLER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CONTRACT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE STATE. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS CONTRACT. NOTHING CONTAINED IN THIS SECTION SHALL BE INTERPRETED TO PROVIDE ANY GREATER RIGHTS OR ADDITIONAL CLAIMS TO PURCHASER OR SELLER THAN AS OTHERWISE PROVIDED IN THIS CONTRACT.

To the extent allowed by applicable law, each party to this Contract hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action (each, an “Action”) (a) arising out of this Contract, including any present or future amendment thereof or (b) in any way connected with or related or incidental to the dealings of the parties or any of them with respect to this Contract (as hereafter amended) or any other instrument, document or agreement executed or delivered in connection herewith, or the transactions related hereto or thereto, in each case whether such Action is now existing or hereafter arising, and whether sounding in contract or tort or otherwise and regardless of which party asserts such Action; and each party hereby agrees and consents that any such Action shall be decided by court trial without a jury, and that any party to this Contract may file an original counterpart or a copy of this section with any court as written evidence of the consent of the parties to the waiver of any right they might otherwise have to trial by jury.

24.	Limited Liability of Seller

If Seller breaches this Contract, and the breach is discovered prior to Closing, Purchaser’s sole remedies are those described in Section 6(b) of this Contract. Except as to a breach by Seller of any warranty, representation or covenant contained in Section 7 of this Contract or any provision that expressly survives Closing, if Seller breaches this Contract, and such breach is discovered after Closing, Purchaser shall have no remedy or recourse against Seller. Purchaser has factored this risk into its decision to purchase. If and only if it is determined within one hundred eighty (180) days after Closing that Seller breached any warranty, representation or covenant contained in Section 7 of this Contract or any provision that expressly survives Closing, and if Purchaser notifies Seller in writing of any such breach within one hundred eighty (180) days of the Closing, Purchaser’s sole remedy shall be one of the following: (i) cure of the breach by or on account of Seller; or (ii) payment of appropriate monetary compensation by Seller to Purchaser for Purchaser’s losses, costs, expenses, claims or other amounts for such breach. Purchaser hereby acknowledges and agrees that in no event will the liability of Seller under this Contract (including, without limitation, any liability of Seller for breach or default under any representation, warranty or covenant made by Seller in Section 7 hereof or any provision that expressly survives Closing) exceed, in the aggregate, five percent (5%) of the Purchase Price. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS CONTRACT OR OTHERWISE, IN NO EVENT SHALL SELLER BE LIABLE UNDER THIS CONTRACT OR ANY RELATED DOCUMENT FOR ANY PUNITIVE, SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES.

25.	No Third Party Beneficiary

The provisions of this Contract and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, including, but not limited to any broker described in Section 12, and accordingly, no third party shall have the right to enforce the provisions of this Contract or of the documents to be executed and delivered at Closing.

26.	Exhibits and Schedules

The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Contract:

(a)	Exhibit A -	Certain Definitions

(b)	Exhibit B -	Legal Description of REO Property

(c)	Exhibit C -	Form of Deed

(d)	Exhibit D -	Form of Bill of Sale

(e)	Exhibit E -	Form of Assignment of Leases

(f)	Exhibit F -	Form of General Assignment

(g)	Exhibit G -	Tenant Notice

(h)	Exhibit H -	Due Diligence Materials

27.	Captions

The section headings appearing in this Contract are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

28.	Construction

The parties acknowledge that the parties and their counsel have reviewed and revised this Contract and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any exhibits or amendments hereto. Accordingly, this Contract shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared it. Whenever required by the context of this Contract, the singular shall include the plural and vice versa. When the context so requires, the neuter gender includes the feminine or masculine.

29.	Termination of Contract

It is understood and agreed that if either Purchaser or Seller terminates this Contract pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Contract, except for such obligations as are specifically stated herein to survive the termination of this Contract including, without limitation, indemnification obligations and other obligations related to the appropriate distribution of the Earnest Money pursuant to this Contract.

30.	Information and Confidentiality

If Purchaser and Seller have previously executed one or more confidentiality agreements related to the REO Property, Purchaser’s evaluation of the REO Property or the transfer thereof under this Contract, then each such agreement are hereby terminated and superseded in full by this Contract, including without limitation the language in this Section 30.

Except as permitted by this Contract, Purchaser agrees that neither Purchaser nor Purchaser’s Representatives (as hereinafter defined) shall, at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, entity or association, other than any Purchaser’s Representatives and/or Purchaser’s Loan/Audit Parties (as hereinafter defined), the Confidential Information (as hereinafter defined). Without Seller’s prior written consent, Purchaser shall not disclose, and Purchaser shall direct Purchaser’s Representatives and Purchaser’s Loan/Audit Parties not to disclose, to any person, entity or association (other than among themselves) any of the terms, conditions or other facts with respect to this Contract, including, without limitation, the status hereof, that are not part of the public domain (which shall be deemed to include, without limitation, the fact of the purchase of the REO Property, the Purchase Price, the identity of Seller (but not the members thereof) and other publicly available information). Notwithstanding the foregoing, Purchaser may disclose such of the Confidential Information and its other reports, studies, documents and other matters generated by it and the terms of this Contract (i) as Purchaser deems necessary or desirable to Purchaser’s Representatives and/or Purchaser’s Loan/Audit Parties in connection with Purchaser’s investigation of the REO Property and the transactions contemplated hereby or operating of the REO Property, provided that those to whom such Confidential Information is disclosed are informed of the confidential nature thereof and are directed to keep the same confidential in accordance with the terms and conditions hereof, (ii) if compelled to do so by the United States, any State of the United States or any subdivision, agency, department, commission, bureau or instrumentality of any of the foregoing having jurisdiction over the REO Property (each, a “Governmental Authority”), pursuant to law, or otherwise by legal proceedings, (iii) as part of any filing required to be made under securities laws, or (iv) in connection with any litigation involving this Contract or the transactions contemplated hereby. Notwithstanding anything in this Contract (including without limitation this Section 30) to the contrary, Seller hereby acknowledges and agrees that, prior to Closing, Purchaser or Purchaser’s representatives may communicate with any governmental authority for the purpose of gathering information in connection with the REO Property or the Seller, or the transaction contemplated by this Contract.

As used in this Contract, the term “Confidential Information” shall mean any of the following to the extent proprietary to Seller and not publicly available or in the public domain, and supplied by Seller or on behalf of Seller to Purchaser or any of Purchaser’s Representatives: (i) all written information and documents relating to the REO Property, any portion thereof or the sale thereof, furnished to, or otherwise available at the REO Property for review by, Purchaser or its directors, officers, employees, affiliates, partners, members, shareholders, brokers, agents or contractors of Purchaser, including without limitation, attorneys, accountants, contractors, consultants, engineers or financial advisors (collectively, “Purchaser’s Representatives”), and (ii) all written analyses, compilations, data, studies, reports or other information or documents prepared or obtained by Purchaser or Purchaser’s Representatives, but only to the extent containing the information or documents described in the preceding clause (i) if and to the extent such information or documents are proprietary to Seller and not publicly available or in the public domain. As used in this Contract, “Purchaser’s Loan/Audit Parties” shall mean (A) any lender who contemplates providing or provides financing to Purchaser in connection with the REO Property, together with the officers, employees, agents, representatives, consultants and attorneys of such lender or prospective lender, (B) any broker who is engaged by Purchaser to identify a lender or investor or prospective lender or investor for Purchaser in connection with the REO Property and (C) any accountant or auditor of Purchaser.

31.	Release

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS CONTRACT, PURCHASER SHALL RELEASE, SELLER, AND ITS SUCCESSORS AND ASSIGNS, TOGETHER WITH THE OFFICERS, DIRECTORS, PARTNERS, EMPLOYEES, REPRESENTATIVES, AFFILIATES, MEMBERS, INVESTORS, CERTIFICATE HOLDERS AND AGENTS OF SELLER (THE “SELLER PARTIES”) FROM ALL CLAIMS, ABSOLUTE OR CONTINGENT, KNOWN OR UNKNOWN, WHICH PURCHASER OR ANY AGENT, REPRESENTATIVE, AFFILIATE, EMPLOYEE, DIRECTOR, OFFICER, PARTNER, MEMBER, SHAREHOLDER OR TRUSTEE OF PURCHASER HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE REO PROPERTY, AND ANY PHYSICAL OR ENVIRONMENTAL CONDITIONS, AND PURCHASER SHALL NOT LOOK TO THE SELLER PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. THE TERMS AND PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING AND ANY TERMINATION OF THIS CONTRACT.

32.	Indemnification of Seller Parties by Purchaser

Purchaser shall defend, indemnify and hold harmless Seller Parties from and against all losses, causes of action, liabilities, claims, demands, obligations, damages, costs and expenses, including without limitation attorneys’ fees and costs, to which Seller Parties may become subject on account of (i) any breach by Purchaser of its obligations, warranties or covenants under this Contract, or (ii) Seller’s actions in cooperating with Purchaser pursuant to Section 20 of this Contract. The obligations in this Section 32 shall survive Closing and any termination of the Contract for a period of one (1) year.

33.	Risk Of Loss

Prior to Closing, the risk of loss shall remain with Seller. If, prior to Closing, the REO Property or any part thereof shall be condemned, destroyed or damaged by fire or other casualty, Seller shall promptly notify Purchaser. If the REO Property or any part thereof shall be condemned such that damages are in excess of an amount equal to fifteen percent (15%) of the Purchase Price, or if the REO Property or any part thereof shall be destroyed or damaged by fire or other casualty the repair of which would cost in excess of fifteen percent (15%) of the Purchase Price, then, at the option of Purchaser, which option shall be exercisable, if at all, by written notice thereof to Seller within ten (10) Business Days after Purchaser receives written notice of such fire, earthquake or other casualty or condemnation, this Contract may be terminated. If Purchaser elects to terminate this Contract, the Earnest Money shall be returned to Purchaser, in which event this Contract shall, without further action of the parties, become null and void, and neither party shall have any rights or obligations under this Contract, except those which expressly survive termination. In the event that Purchaser does not exercise the option to terminate the Contract set forth above, or if the condemnation or casualty is below the threshold described above, then (i) Purchaser’s obligations hereunder to purchase the REO Property for the full Purchase Price shall apply without regard to the occurrence or effect of any damage to the REO Property or destruction of any improvements on the REO Property or condemnation of any portion of the REO Property, (ii) Purchaser shall have no right to terminate this Contract or reduce the Purchase Price in the event of any damage to the REO Property or destruction of any improvements on the REO Property or condemnation of any portion of the REO Property, (iii) Purchaser hereby waives any right Purchaser may have at law or in equity to terminate this Contract or seek reduction of the Purchase Price on account of any damage to the REO Property or destruction of any improvements on the REO Property or condemnation of any portion of the REO Property, and (iv) the Closing shall take place on the Closing Date, provided, however that Seller hereby agrees that upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller, if any, as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible, less any sums expended by Seller toward the restoration or repair of the REO Property necessary to protect or preserve the REO Property or required by applicable law. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Purchaser with a credit against the Purchase Price for any deductible, except to the extent needed to reimburse Seller for sums expended prior to the Closing to repair or restore the REO Property necessary to protect or preserve the REO Property or required by applicable law. In the event insurance proceeds are not available for a casualty, Purchaser may terminate this Contract or receive a credit for the estimated amount of the restoration. If necessary, the Closing Date shall be postponed until Seller has given the notice to Purchaser required by Section 33 and the period of ten (10) Business Days described therein has expired.

34.	Prorations

(a)	General Prorations. All amounts set forth in the following numbered paragraphs shall, except as otherwise provided in this Section 34, be prorated to 11:59 p.m. local time on the day before the Closing Date with Purchaser receiving the benefits and burdens of ownership on and after the Closing Date.

(i) Seller shall be entitled to all net cash flow received from or produced by the REO Property prior to the Closing Date. From and after the occurrence of the Closing, Purchaser shall be entitled to all net cash flow received from or produced by the REO Property after the Closing Date. All gross rents (and other amounts due and payable by tenants under Leases and any and all other income from the REO Property) actually received, shall be prorated as of the Closing Date, based on the actual days in the month of the Closing. If the Closing shall occur before rents and all other amounts due and payable by the tenants under the Leases and all other income from the REO Property have actually been paid for the month in which the Closing occurs, the apportionment of such rents and other amounts and other income shall be upon the basis of such rents and other amounts and other income actually received by Seller. Subsequent to Closing, if any such rents and other income are actually received by Purchaser or Seller, all such amounts shall first be applied to current rents due and payable for the month in which the same are received, second, to post-Closing past due rents, third, to past-due rents due and payable for pre-Closing periods, and fourth, the balance shall immediately paid by Purchaser to Seller or Seller to Purchaser, as applicable. Purchaser shall use diligent, good-faith efforts and in the ordinary course of business (but with no obligation to incur any expenses or commence litigation to collect such rents) to collect any such rents and other amounts and other income not apportioned at the Closing for a three (3) month period commencing on Closing.

(ii) General real estate taxes and assessments against the REO Property (not directly paid by tenants under any Leases) shall be prorated as of the Closing Date, based on a three hundred sixty-five (365) day year. If the Closing shall occur before the tax rate or the assessed valuation of the REO Property is fixed for the then-current year, the apportionment of taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. Subsequent to the Closing, when the tax rate and the assessed valuation of the REO Property is fixed for the year in which the Closing occurs, the parties agree to adjust the proration of taxes and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment, provided, however, the same shall be determined no later than sixty (60) days after receipt of the tax bill/assessed valuation/tax rate for the current year.

(iii) Any cash security deposit under any Lease held by Seller at the time of Closing shall be credited to Purchaser on the Closing Date and Purchaser shall assume Seller’s obligations related to such security deposits.

(iv) Seller shall be entitled to a credit for all security deposits held by any of the utility companies or other companies providing service to the REO Property for the benefit of Purchaser where such deposits are transferred by the utility company or other company to Purchaser’s account. Seller shall endeavor to obtain meter readings on the day before the Closing Date, and if such readings are obtained, there shall be no proration of such items and Seller shall pay at Closing the bills therefor for the period to the day preceding the Closing, and Purchaser shall pay the bills therefor for the period subsequent thereto. If any utility company will not issue separate bills, Purchaser will receive a credit against the Purchase Price for Seller’s portion and will pay the entire bill prior to delinquency after Closing. From and after the Closing Date, Purchaser shall be responsible for making any security deposits required by utility companies providing service to the REO Property.

(v) Payments with respect to the Permits, if any, shall be prorated as of the Closing Date, based on the actual number of days in the billing period for such Permit.

(vi) Any other operating expenses of the REO Property not directly paid by tenants under any Leases shall be prorated as of the Closing Date, based on a three hundred sixty-five (365) day year. If the Closing shall occur before the actual amount of all other operating expenses with respect to the REO Property for the month in which the Closing occurs are determined, the apportionment of such other operating expenses shall be upon the basis of the prior month’s actual amount of such other operating expenses. Subsequent to the Closing, when the actual amount of such other operating expenses for the month in which the Closing occurs are determined, the parties agree to adjust the proration of such other operating expenses and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment.

(vii) All insurance policies and property management agreements shall be terminated as of the Closing Date and there shall be no proration with respect to these items.

(viii) Any leasing commissions with respect to the Leases shall be the sole responsibility of Seller if incurred prior to the Closing Date, and shall be paid or discharged fully at or prior to Closing. Any leasing commissions with respect to the Leases shall be the sole responsibility of Purchaser if incurred on or after the Closing Date.

(b)	Final Prorations. If final prorations cannot be made at the Closing for any item subject to proration under this Section 34, then, Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliation with tenants have been completed, with final adjustment to be made as soon as reasonably possible after the Closing, and in any event not later than the date that is one hundred eighty (180) days after Closing (or 365 days after Closing solely with respect to real property taxes and assessments). If either party receives any funds which belong to the other party under this Section 34, such receiving party shall pay over and/or deliver such funds to the other party (without interest thereon) within fifteen (15) Business Days after receipt.

(c)	Special Tax Prorations. Notwithstanding anything to the contrary in the foregoing, Seller shall retain the right to receive all refunds for overpayments of real property taxes and assessments to the extent paid by and attributable to the period of time on or prior to the Closing Date. If any such amounts are received by Purchaser relative to the period on or prior to the Closing Date, same shall be immediately paid over to Seller. The provisions of this Section 34(c) shall survive Closing indefinitely.

(d)	Closing Costs. At Closing, Purchaser shall pay (a) one-half (1/2) the Escrow Agent’s escrow fee, (b) the premium for the New Title Policy and the costs of any endorsements and any other title related expenses, and (c) any and all applicable recording fees. At Closing, Seller shall pay (a) one-half (1/2) the Escrow Agent’s escrow fee and (b) any transfer taxes, documentary stamp tax or similar tax payable by reason of transfer of the REO Property or any portion thereof. Seller and Purchaser shall each pay their respective attorneys’ fees.

35.	Attorney Fees

If any action is brought by any party to this Contract to enforce or interpret its terms or provisions, the prevailing party will be entitled to reasonable attorney fees and costs incurred in connection with such action prior to and at trial and on any appeal therefrom.

36.	Related Parties

Purchaser represents to Seller that neither Purchaser nor any person having control over Purchaser is employed by, or is a family member purchasing directly for the benefit of anyone who is employed by, Wells Fargo & Company or any of its subsidiaries. For purposes of this representation “family member” is defined as a spouse, a domestic partner, parents, grandparents, children, grandchildren, brothers and sisters, including in all cases, step-family members.

37.	OFAC Compliance

Purchaser represents and warrants that: (i) it is not on an SDN List (defined below), nor is it directly or indirectly owned or controlled by an SDN (defined below); and (ii) the purchase and sale of the Property, and the consummation of any other transaction contemplated by this Contract, will not violate any country sanctions program administered and enforced by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury. For the purposes hereof, an “SDN List” is defined as one of the lists published by OFAC of individuals and companies owned or controlled by, or acting for or on behalf of, OFAC targeted countries, as well as individuals, groups, and entities, such as terrorists and narcotics traffickers, designated under OFAC programs that are not country-specific, and an “SDN” is one of the individuals or companies listed on an SDN List.

38.	ADA Compliance Issue

The REO Property, Seller, and a prior owner of the REO Property are subject to a Consent Order (the “Consent Order”) in Civil Action No.: 3:07CV-506-CRS-DW in the United States District Court, Western District of Kentucky, Louisville Division, wherein the United States of America is the Plaintiff. Purchaser acknowledges and agrees that Seller did not design or construct the REO Property and was not a party to the underlying litigation between the United States of America and the prior owner of the REO Property which resulted in the Consent Order. Seller is subject to the Consent Order by virtue of it being the purchaser of the REO Property at a foreclosure sale. As a consequence of Purchaser’s future acquisition of the REO Property as set forth in this Contract, Purchaser will become subject to the Consent Order. Among other things, the Consent Order mandates the remediation of certain violations of the Americans with Disabilities Act at the REO Property (limited only to the Renaissance St. Andrews Apartments, Buildings 2-10, and not the Renaissance St. Andrews Condominiums, Buildings 1 and 11) (collectively, the “Remediation Project”) as enumerated therein.

The parties acknowledge and agree that Purchaser shall be solely responsible for completion of the Remediation Project to the satisfaction of the Department of Justice (and all other applicable governing bodies and regulations) from and after Closing. Furthermore, from and after Closing, Purchaser shall defend, indemnify, and hold harmless Seller, and the members and affiliates of Seller, from and against all losses, costs, damages, claims, and liabilities relating to (or otherwise resulting from) the Consent Order (including, without limitation, any amendments or supplements to the Consent Order), Remediation Project, and Purchaser’s responsibility for completion of the Remediation Project.

In consideration of Purchaser’s obligation to complete the Remediation Project and the other agreements of Purchaser as set forth in this Section 38, Purchaser shall be entitled to a credit against the Purchase Price at Closing in the amount of Five Hundred Thousand and No/00 Dollars ($500,000.00). The provisions of this Section 38 shall survive the Closing.

39.	RECORD ACCESS AND RETENTION

Seller shall provide to Purchaser (at Purchaser’s expense) copies of, or shall provide Purchaser reasonable access to, such factual information as may be reasonably requested by Purchaser, and in the possession or control of Seller’s Representative, or its property manager or accountants, to enable Purchaser’s auditor to conduct an audit, in accordance with Rule 3-14 of Securities and Exchange Commission Regulation S-X, of the income statements of the REO Property for the year to date of the year in which Closing occurs plus one (1) prior calendar year (provided, however, such audit shall not include an audit of management fees or interest expenses attributable to the Seller). Purchaser shall be responsible for all out-of-pocket costs associated with this audit. Seller shall reasonably cooperate (at no cost to Seller) with Purchaser’s auditor in the conduct of such audit. In addition, Seller agrees to provide to Purchaser or any affiliate of Purchaser, if requested by such auditor, historical financial statements for the REO Property (limited to Seller’s period of ownership), including (without limitation) income and balance sheet data for the REO Property, whether required before or after Closing. Without limiting the foregoing, (i) Purchaser or its designated independent or other auditor may audit Seller’s operating statements of the REO Property, at Purchaser’s expense, and Seller shall provide such documentation as Purchaser or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Purchaser such financial and other information as may be reasonably required by Purchaser or any affiliate of Purchaser to make any required filings with the Securities and Exchange Commission or other governmental authority. Seller’s agreement to maintain its records for use under this Section 39 shall be a condition to Purchaser’s obligation to Close. Seller shall maintain its records for use under this Section 39 for a period of not less than one (1) year after the Closing Date. The provisions of this Section shall survive Closing. Notwithstanding anything to the contrary set forth in this Section 39, Seller’s reasonable cooperation with Purchaser (and Purchaser’s representatives or auditors) as set forth in this Section 39 shall be expressly limited to information applicable to Seller’s period of ownership of the REO Property.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Contract is executed as of the Effective Date.

SELLER:

REDUS KENTUCKY, LLC, a Delaware limited liability company

By:	REDUS Properties, Inc., its sole member and manager

By:	/s/ Michael L. Wilson
Name:	Michael L. Wilson
Title:	AVP
Date:	12/30/11

[Signatures continue on following page]

PURCHASER:

STEADFAST ASSET HOLDINGS, INC., a California corporation

By:	/s/ Rodney F. Emery
Name:	Rodney F. Emery
Title:	President
Date:	12-22-2011

Escrow Agent executes this Contract for the sole purpose of evidencing its agreement to the matters set forth in the Contract which relate to the Deposit and Closing.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Lorri Beasley
Name:	Lorri Beasley
Title:	National Senior Commercial Escrow Officer
Date:	December 30, 2011

EXHIBIT A

CERTAIN DEFINITIONS

Initially capitalized terms not otherwise defined in this Contract shall have the respective meanings ascribed thereto in this Exhibit A.

“Business Day” means any day on which Seller is open for business other than a Saturday, a Sunday or a federal holiday.

“Land” means that certain real property more particularly described on Exhibit B to this Contract.

“Permitted Exceptions” mean and includes all of the following: (i) zoning and building ordinances and land use regulations applicable to the REO Property, (ii) such state of facts as are shown on any survey or as would be disclosed by an accurate survey of the REO Property, (iii) the lien of taxes and assessments not yet due and payable, (iv) any standard exclusions from coverage set forth in the jacket of the New Title Policy, (v) any exceptions caused by Purchaser, its agents, representatives or employees, (vi) all Proforma Exceptions, (vii) the Leases, (viii) all other matters which arise as a result of Seller performing its covenants hereunder, and (ix) any other liens or encumbrances of record which do not materially adversely affect title to the REO Property, the value of the REO Property or Purchaser’s contemplated use of the REO Property.

“Proforma Exceptions” means and includes all of the matters set forth as exceptions on Schedule B of the Commitment, excluding only those exceptions which Seller agrees in writing to remove.

“REO Property” means all of Seller’s right title and interest in and to (i) the Land, (ii) any and all buildings, improvements, and fixtures located on the Land, (iii) any and all leases of premises upon the Land and/or within any such buildings or improvements, (iv) any personal property that Seller has an interest in located on the Land, and (v) any tradenames, trademarks, and other intangible property Seller has an interest in directly related to the Land and/or any such buildings or improvements located thereon or use thereof.

“Seller’s Representative” means and shall be limited to Michael Wilson, an Assistant Vice President in the Special Situations Group – ORE at Wells Fargo Bank, N.A.

“State” means the Commonwealth of Kentucky.

“Title Company” means Chicago Title Insurance Company, 4041 MacArthur Blvd # 490, Newport Beach, CA 92660, Attn: Rick Fortunato.

A-1

EXHIBIT B

LEGAL DESCRIPTION OF REO PROPERTY

Being all of Residual Tract 1, as shown on Minor Subdivision Plat approved by Louisville and Jefferson County Planning Commission, Docket No. 8896, attached to and made a part of Declaration of Access, Parking and Utility Easements, of record in D.B. 9098, Pg. 543 in the Office of the Clerk of Jefferson County, Kentucky and being more particularly described as follows:

Being a tract of land located in Jefferson County, Kentucky, northwest of St. Andrews Church Road (a/k/a Kentucky Highway No. 1931), Northeast of Blanton Lane, Southeast of Oak Valley Drive and more particularly described as follows:

Beginning at an Iron Pin and Cap stamped “3259 Thomas” being on the Western most line of a tract described in D.B. 3766 Pg. 383 of record in the office of the Clerk of Jefferson County, Kentucky, thence with the new North right-of-way Saint Andrews Church Road as recorded in

D.B. 9098 Pg. 543, along an arc of a non-tangent curve, concave to the south, having a radius of 1014.93’, chord of which being N69°22’13”E 222.61’ to an Iron Pin and Cap stamped “3259 Thomas” on the Northeast line of a tract described in D.B. 4888 Pg. 733, of record in the aforesaid clerk’s office; thence leaving said right-of-way line with the Northeast line of the last said tract N18°16’38”W 192.30’ to an Iron Pin and Cap stamped “ETS 3675” at the Northern most corner of the aforesaid tract; thence with the Northwest line of said tract S57°26’22”W 110.00’ to an Iron Pin and Cap stamped “ETS 3675” on the Western most corner of said tract and on the Northeast line of tract described as Tract 3 in D.B. 6088 Pg. 74 of record in the aforesaid clerk’s office; thence with the Northeast line of the last said tract and the Northeast line of a tract described in D.B. 4143 Pg. 507 of record in the aforesaid clerk’s office, N18°16’38”W 101.16’ to an Iron Pin and Cap stamped “3259 Thomas”, thence with the boundary of a Minor Plat recorded in D.B. 9089 Pg. 543, N57°58’48”E 248.89’ to an Iron Pin and Cap stamped “3259 Thomas”; thence along an arc of a non-tangent curve, concave to the West having a radius of 168.02’, chord of which being N10°13’02”W 82.94’ to an Iron Pin and Cap stamped “3259 Thomas”; thence N24°30’26”W 147.00’ to an Iron Pin and Cap stamped “3259 Thomas”; thence along an arc of a non-tangent curve, concave to the East having a radius of 532.00’, chord of which being N22°52’52”W 30.19’ to an Iron Pin and Cap stamped “3259 Thomas”; thence S57°58’48”W 241.74’ to an Iron Pin and Cap stamped “3259 Thomas”; thence leaving the aforesaid Minor Plat N18°16’38”W 10.00’ to a  3/4” Pipe at the Eastern most corner of tract described in D.B. 7756 Pg. 729 of record in aforesaid clerk’s office; thence with the Northeast line of the last said tract, N82°47’01”W 330.33’ to an Iron Pin and Cap stamped “3259 Thomas”; thence with the boundary of a Minor Plat recorded in D.B. 9089 Pg 543 N05°23’01”W 147.86’ to an Iron Pin and Cap stamped “3259 Thomas”; thence N85°51,10”W 47.89’ to an Iron Pin and Cap stamped “3259 Thomas”; thence N04°07’28”E 277.69’ to an Iron Pin and Cap stamped “3259 Thomas”; thence N85°52’32”W 77.79’ to an Iron Pin and Cap stamped “3259 Thomas”; thence S04°06’ 13”W 172.18’ to an Iron Pin and Cap stamped “3259 Thomas”; thence S84°39’13”W57.30’ to an Iron Pin and Cap stamped “3259 Thomas”; thence S05°20’17”E 236.08’ to an Iron Pin and Cap stamped “3259 Thomas”; thence laving the aforesaid Minor Plat N82°47’01”W passing a  1/2” rebar at 184.87’, a total of 186.61 to an Iron Pin and Cap stamped “ETS 3675” on the Southeast line of a tract described in D.B. 7410 Pg. 781 of record in the aforesaid clerk’s office; thence with the Southeast line of the last said tract N36°11’56”E 192.20’ to a  3/4” pipe at the Eastern most corner of the aforesaid tract; thence with the Northeasterly line of the last said tract and the Northeast end of Rosemary Lane N58°43’59”W 197.22’ to an Iron Pin and Cap stamped “ETS 3675” at the terminus of the Northwest right-of-way line of said Rosemary Lane; thence with the Southeast line of a tract described in D.B. 5638 Pg. 223 of record in the aforesaid clerk’s office N36°17’09”E 391.80’ to an Iron Pin and Cap stamped “ETS 3675” at the Eastern most corner of the last said tract; thence with the Northeast line of said tract N63°23’22”W 395.21’ to a fence post in a line of Oak Valley Section 2-B as shown in P.B. 14 Pg. 107 of record in the aforesaid clerk’s office; thence with said line of Section 2-B N27°03’36” 531.17’ to an Iron Pin and Cap stamped “ETS 3675” at a corner of said Section 2-B; thence with a Western most line of a tract described in D.B. 8191 Pg. 131 of record in the aforesaid clerk’s office S42°09’26”E 1370.22’ to a 5”x9” stone with an “X” cut at the Northern most corner of a tract described in D.B. 3766 Pg. 383 of record in the aforesaid clerk’s office; thence with the Northwest line of the last said tract S46°05’40”W 98.56’ to an Iron Pin and Cap stamped “ETS 3675” at the Northwestern most corner of the aforesaid tract; thence with the West line of said tract S41°57’36”E 444.58’ to a 5/8” pipe on the Northern most corner of a tract described in D.B.

3766 Pg. 381 of record in the aforesaid clerk’s office; thence with the Northwest line of the last said tract and the Northwest line of the previously said tract described in D.B. 3766 Pg. 383 S57°20’24”W passing a  3/4” Pinch Pipe at 75.72’ a total of 195.78’ to an Iron Pin and Cap stamped “ETS 3675” at the Western most corner of the last said tract; thence with the Southwest line of said tract S30°47’31”E passing a 1” Pipe at 202.37’ a total of 217.04’ to the point of beginning. The above described tract contains 828,075.60 square feet or 19.01 acres and being subject to all easements and right-of-ways of record.

Being the same property acquired by REDUS Kentucky, LLC, a Delaware limited liability company, by Commissioner’s Deed dated August 10, 2010, and recorded in Deed Book 9608, Page 516 in the Office of the Jefferson County Clerk.

EXHIBIT C

FORM OF DEED

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED (“Deed”) is made and entered into as of the     day of [                    ], 201    , by and between (i) [                                         ], a [                                                             ] whose address is [                                        ] (the “Grantor”) and (ii) [                                         ],[                                         ], whose address is [                                                             ] (the “Grantee”).

W I T N E S S E T H:

For good and valuable consideration in the total amount of [                                        ] and 00/100 Dollars ($        ,        .00), the receipt and sufficiency of which is hereby acknowledged, the Grantor does hereby grant, sell and convey to the Grantee, to have and to hold in fee simple, with covenant of SPECIAL WARRANTY, all of its right, title and interest in and to the real estate located in Jefferson County, Kentucky which is more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”).

The Grantor hereby covenants that it is lawfully seized of the estate hereby conveyed, that the Grantor has full right and power to convey same and that the Property conveyed hereby is free and clear of all liens and encumbrances except:

(i)	applicable rules and regulations imposed by any applicable planning or zoning commission;

(ii)	any and all future real estate taxes and assessments;

(iii)	any and all other easements, restrictions and stipulations of record affecting the Property.

The Grantor and the Grantee do hereby certify, pursuant to KRS Chapter 382, that the consideration reflected in this Deed is the true, correct and full consideration paid for the Property herein conveyed.

The in-care of address to which the 201    property tax bill may be sent is [                                                             ].

[signatures begin on following page]

IN WITNESS WHEREOF, witness the signatures of the Grantor and the Grantee, as of the date and year first above written.

GRANTOR:

[ ],

By:

Name:

Title:

COMMONWEALTH OF KENTUCKY	)
) SS:
COUNTY OF JEFFERSON	)

The foregoing Deed, including the certificate of consideration, was subscribed, sworn to and acknowledged before me this     day of             , 201    , by                     ,                     of                                         , to be his/her free act and deed and the free act and deed of the company.

My commission expires:                                         .

[SEAL]
Notary Public

GRANTEE:

[ ],

By:

Name:

Title:

COMMONWEALTH OF KENTUCKY	)
) SS:
COUNTY OF JEFFERSON	)

The foregoing Deed, including the certificate of consideration, was subscribed, sworn to and acknowledged before me this     day of             , 201    , by                     ,                     of                                         , to be his/her free act and deed and the free act and deed of the company.

My commission expires:                                         .

[SEAL]
Notary Public

This instrument prepared by:

EXHIBIT D

FORM OF BILL OF SALE

Bill Of Sale

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [                    ], a [                    ] (“Seller”), does hereby grant, bargain, sell, transfer, convey, assign, and deliver unto [                    ], a [                    ] (“Purchaser”), all of Seller’s right, title and interest (if any, none being warranted hereby, and to the extent legally assignable by Seller) in and to the furniture, furnishings, supplies, spare parts, machinery, equipment, tradenames, trademarks, intellectual property and all other tangible and intangible personal property located on (and used in connection with) the operation of the certain real property described on Exhibit A attached hereto and by this reference herein incorporated (the “Real Estate”), and the improvements located thereon (the “Improvements”), including, without limitation, those items listed on Exhibit B attached hereto and by this reference herein incorporated, except for (a) personal property belonging to tenants under existing leases of the Improvements, and (b) any management software installed on the computers located at the Real Estate (collectively, the “Personalty”), free and clear of any and all claims, liens or encumbrances of any nature or description arising in connection with agreements entered into by Seller.

To have and to hold the Personalty unto Purchaser, its successors and assigns forever, and Seller hereby covenants and agrees to warrant and defend title and the sale of the Personalty only against all parties claiming an interest in such property due to the acts of Seller.

EXCEPT FOR THE FOREGOING WARRANTY AGAINST PARTIES CLAIMING AN INTEREST IN THE PERSONALTY DUE TO THE AGREEMENTS OF SELLER, THE PERSONALTY IS HEREBY CONVEYED TO PURCHASER IN AN “AS IS,” “WHERE IS,” “WITH ALL FAULTS” CONDITION AND SELLER DOES NOT WARRANT, AND HEREBY EXPRESSLY DISCLAIMS, ANY AND ALL WARRANTIES OF TRANSFER, QUALITY, FITNESS AND MERCHANTABILITY RELATING TO ANY OF THE PERSONALTY, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE PERSONALTY OR THE FITNESS OF ANY OF THE PERSONALTY CONVEYED HEREBY FOR A PARTICULAR USE OR PURPOSE OR FOR PURCHASER’S INTENDED USE OR PURPOSE. Further, Seller makes no representation or warranty with respect to the conveyance of any of the items assigned hereby except as expressly set forth in that certain Purchase Contract dated as of December     , 2011 between Seller and Steadfast Asset Holdings, Inc. (of which Purchaser is the assignee), nor shall Seller be deemed in any event to be a warrantor, guarantor, or surety for the obligations of any maker of any warranties or guaranties assigned or conveyed hereunder. The Personalty conveyed hereby from Seller to Purchaser shall be without recourse to Seller (except with respect to parties claiming an interest in such property due to the agreements of Seller as set forth above).

D-1

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of                     , 20    .

“SELLER”

[ ]

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF ASSIGNMENT OF LEASES

Assignment and Assumption of Leases

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, [                    ], a [                    ] (“Assignor”) does hereby transfer, assign and convey to [                    ], a [                    ] (“Assignee”), all of Assignor’s right, title and interest (if any, none represented or warranted hereby, and to the extent legally assignable by Assignor) in and to all tenant leases and other occupancy agreements (“Leases”), which are in effect with respect to that certain real property legally described in the attached Exhibit A.

Assignee hereby accepts the above assignment and assumes all obligations and liabilities arising out of or relating to the Leases whether accruing prior to or after the date hereof and Assignee shall indemnify and hold Assignor harmless from and against any and all liabilities and obligations arising out of or relating to the Leases accruing from and after the date hereof.

Assignor makes no representation or warranty with respect to the Leases or the assignment thereof except as expressly set forth in that certain Purchase Contract dated as of December     , 2011 between Assignor and Steadfast Asset Holdings, Inc. (of which Assignee is the assignee).

“ASSIGNOR”

[ ]

By:
Name:
Title:

“ASSIGNEE”

[ ]

By:
Name:
Title:

E-1

EXHIBIT F

FORM OF GENERAL ASSIGNMENT

General Assignment

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, [                    ], a [                    ] (“Assignor”) does hereby transfer, assign and convey to [                    ], a [                    ] (“Assignee”), all of Assignor’s right, title and interest (if any, none being warranted hereby, and to the extent legally assignable by Seller) in and to the following in connection with certain real property located in                     and legally described in the attached Exhibit A (“Real Property”), those certain improvements located on the Real Property, including a                     commonly known as                                          (“Improvements”), and any personal property owned by Assignor and located on or in the Real Property or Improvements (“Personal Property”), which Real Property, Improvements and Personal Property are collectively referred to as the “Property”:

1. To the extent assignable at no material cost to Seller, any unexpired warranties in connection with the construction, installation, maintenance and repair of the Improvements and purchase of the Personal Property.

2. To the extent assignable at no material cost to Seller, service or supply contracts, repair or maintenance agreements, cable or subscription television agreements, broker agreements for tenant leases, equipment leases and any other agreements with independent contractors relating to the management, operation and maintenance of the Improvements and Personal Property, other than [LIST ANY CONTRACTS NOT BEING ASSUMED].

3. To the extent assignable at no material cost to Seller, any rights of Assignor in and to all zoning and development entitlements, permits, licenses, approvals and authorizations granted in connection with the Real Property, and all plans, specifications, drawings, surveys and reports relating to the Property and Improvements to the extent that Assignor has the right and ability to convey such rights.

Assignee hereby accepts the above assignments and assumes all obligations and liabilities arising out of or relating to any of the above whether accruing prior to or after the date hereof and Assignee shall indemnify and hold Assignor harmless from and against any and all liabilities and obligations arising out of or relating to any of the above accruing from and after the date hereof.

F-1

The property conveyed hereby is being conveyed without any warranty whatsoever by Assignor. Further, Assignor makes no representation or warranty with respect to the assignability of any of the items assigned hereby except as expressly set forth in that certain Purchase Contract dated as of December     , 2011 between Assignor and Steadfast Asset Holdings, Inc. (of which Assignee is the assignee), nor shall Assignor be deemed in any event to be a warrantor, guarantor, or surety for the obligations of any maker of any warranties or guaranties assigned hereunder. The assignment of the property conveyed hereby from Assignor to Assignee shall be without recourse to Assignor.

“ASSIGNOR”

[ ]

By:
Name:
Title:

“ASSIGNEE”

[ ]

By:
Name:
Title:

F-2

EXHIBIT G

TENANT NOTICE LETTER

                    , 20

Re: Lease of Unit                     in

Dear Tenant:

This letter is to inform you that on                     , 20    ,                                          (“Landlord”) transferred its ownership interest in the above-referenced property to                                                              (“Purchaser”).

All rights of the Landlord under your lease have been assigned to Purchaser, and Purchaser has received and is responsible for your security deposit in the amount of $        .

The                                         will be managed by                                         . You should make your rent checks payable to                                         . The [new] address for your payment of rent under your Lease [is/remains]                                          [,effective immediately].

Sincerely yours,

“LANDLORD”

[ ]

By:
Name:
Title:

“PURCHASER”

[ ]

By:
Name:
Title:

G-1

EXHIBIT H

DUE DILIGENCE MATERIALS

1.	A copy of that certain Phase I Environmental Site Assessment issued by EMG Corp. on May 19, 2010.

2.	A copy of that certain Commissioner’s Deed dated August 10, 2010 and recorded in Deed Book 9608, Page 516 in the Office of the Jefferson County Clerk.

3.	A copy of that certain ALTA’s Owner’s Policy of Title Insurance issued by Stewart Title Guaranty Company as Policy No.: O-9301-1145752.

4.	A copy of that certain Declaration of Parking, Access and Utility Easements recorded in Deed Book 9098, Page 543 in the Office of the Jefferson County Clerk.

5.	A copy of that certain ALTA/ACSM Land Title Survey prepared by ETS Surveying, Inc. (dated 9/6/07).

6.	A copy of that certain Consent Order filed as Civil Action No.: 3:07CV-506-CRS-DW in the United States District Court, Western District of Kentucky, Louisville Division.

CONSTRUCTION / REHABILITATION
1	Plans & Specifications
a. Most current civil, landscape, architectural, structural mechanical, electrical & fire protection plans
2	Construction contracts
3	Tenant work in progress
4	Maintenance Records/work orders (for past 12 months)
FINANCIAL
1	Monthly Operating Statements (YTD and 3-year historical)
2	Current Year Operating Budget
3	Year-End Financial Statements, Audited if available (past 3 years)
4	Property Tax Bills (current and for past 2 years, including special assessments or districts and appeals) & Assessment
5	Type of Accounting Software:
6	General Ledger – 2011 (ending 11/30/11)
7	Utility Bills (current & past 12 months)
MANAGEMENT/LEASING/OPERATIONS
1	Current Monthly Rent Rolls (showing, square footage, monthly rent, deposits, financial concessions, other concessions, lease term, extension options, defaults (financial or otherwise), and such other information as Purchaser may require)
2	Security Deposit/Resident Ledgers
3	Market Rent Survey (if available, comparison of subject w/other properties)
4	Occupancy History (past 2 years)
5	Leases for all tenants and all material tenant correspondence files (including amendments/material letters/agreements) — *
6	Form of Lease (with all addendums)
7	Schedule of leases under negotiation or leases out for signature
8	Aged Delinquency Report (showing total rent outstanding) and status of all files placed for eviction or collection
9	CURRENT Tenant contact sheet (name, address, phone number)
10	Copies of all operating & management service contracts, including but not limited to:

a. Laundry
b. Copier
c. Cable/TV (if none, please indicate in writing)
11	Inventory of Personal Property and Supplies Inventory (on site)
12	Current Staff Information (employees, titles, hire dates, salary, unit information)
13	List of which utilities are paid by Resident & Owner
14	Current list of all vendors utilized at the property
15	Property Brochure
16	Certificates of insurance
17	Pending Litigation Information (if applicable)
PHYSICAL ITEMS
1	Unit Floor Plans (w/sq. footage)
2	Property Information (including number of pools, spas, dumpsters (with size), year built)
3	Property Photos (including aerial photos if available)
CAPITAL SOURCE - SPECIFIC INFORMATION: REIT
1	Cash Disbursement Journals: Monthly for 2011(as of 11/30/11) — *
2	Copy of check register for 2011 (as of 11/30/11) — *
3	Monthly bank statements and receipts – Jan – Dec 2011 — *

Items marked with an * have not been received by Purchaser as of the Effective Date but will be promptly provided thereafter.

EXHIBIT I

RENT ROLL